UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2007

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In response to questions concerning statements in its November 15, 2007 press release regarding BEA Systems’ (the “Company”) Annual Meeting of Stockholders scheduled for February 14, 2008 (the “2007 Annual Meeting”), the Company confirms that, solely in connection with the 2007 Annual Meeting, the Company has waived the advance notice to which it is entitled under its bylaws for matters to be presented at the 2007 Annual Meeting, and will allow stockholders of record to nominate persons for election to the Board of Directors at the 2007 Annual Meeting, as well as to provide notice of shareholder proposals, so long as such nominations or notices of shareholder proposals are received by the Company by the close of business on January 1, 2008. This waiver applies only to the advance notice to which the Company is entitled under its bylaws, and does not alter the previously disclosed deadline of November 26, 2007 for the receipt by the Company of stockholder proposals submitted for inclusion in the Company’s proxy materials for the 2007 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: November 21, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer